UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Restricted Stock Units

On February 8, 2005, the Board of Directors of ADESA, Inc. ratified the Compensation Committee’s award of restricted stock units (RSUs) under the Company’s 2004 Equity and Incentive Plan to the following executive officers in the amounts indicated below.  Under the Plan, certain executive officers are eligible to receive an annual RSU grant equal to 25% of the bonus earned in the prior year.  The number of RSUs granted is determined based on the fair market value of the Company’s common stock on the date the RSUs are granted.  The RSUs are subject to a three-year cliff vesting schedule.

Name	Title	Market Value of Grant	Approximate Number of RSUs*
David G. Gartzke	Chairman, President and Chief Executive Officer	$133,913	6,440
James P. Hallet	Executive Vice President, ADESA, Inc., President ADESA Corporation, LLC	$66,326	3,189
Bradley A. Todd	Executive Vice President, ADESA, Inc., President Automotive Finance Corporation	$37,141	1,786
Cheryl A. Munce	Executive Vice President, ADESA, Inc., President Impact Auto Auctions Ltd.	$14,206	683
Cameron C. Hitchcock	Executive Vice President, ADESA, Inc., Chief Financial Officer	$52,858	2,542
Other Executive Officers	Various	$117,534	5,652
		$421,978	20,292

* The number of RSUs granted will be determined using the fair market value of the Company’s common stock on the Grant Date (February 15, 2005).

A form of Restricted Stock Unit Grant is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Annual Incentive Program Bonuses

On February 8, 2005, the Board of Directors of ADESA, Inc. ratified the Compensation Committee’s approval of the following annual incentive plan bonuses under the Plan for 2004:

2

Name	Title	2004 Bonus
David G. Gartzke	Chairman, President and Chief Executive Officer	$535,650
James P. Hallet	Executive Vice President, ADESA, Inc., President ADESA Corporation, LLC	$265,303
Bradley A. Todd	Executive Vice President, ADESA, Inc., President Automotive Finance Corporation	$148,564
Cheryl A. Munce	Executive Vice President, ADESA, Inc., President Impact Auto Auctions Ltd.	$56,824
Cameron C. Hitchcock	Executive Vice President, ADESA, Inc., Chief Financial Officer	$211,433
Other Corporate Officers	Various	$673,268
		$1,891,042

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.27	Form of Restricted Stock Unit Grant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 14, 2005	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and Chief Financial Officer